Wilshire Financial Services Group Inc. Appoints Howard Amster
to Board of Directors

Portland, Oregon (Business Wire) – November 14, 2001 – Wilshire Financial Services Group Inc. (OTCBB:WFSG-news) today announced the appointment of Mr. Howard Amster to its Board of Directors. The appointment of Mr. Amster increases the membership of WFSG’s Board to seven directors, six of whom are non-employee directors. Mr. Amster was previously appointed to become a member of the Board of Directors of the Company’s wholly-owned banking subsidiary, First Bank of Beverly Hills, F.S.B.

“I am delighted that Mr. Amster has decided to become a member of the board,” said Larry B. Faigin, Chairman of the Board of Directors of Wilshire Financial Services Group Inc. “His experience and commitment to the Company will further enhance the strength of our board.”

Mr. Amster, 53, is a principal of Ramat Securities Ltd., a Cleveland-based investment firm. Previously, Mr. Amster was an investment consultant with First Union Securities (formerly Kemper Securities) from 1992 to June 2000. From June 1979 to 1991, Mr. Amster was co-manager of a convertible bond hedging department at Kemper Securities. Mr. Amster is also a director of Horizon Group Properties, Inc., Maple Leaf Financial, and Astrex Inc., and previously served as a director of American Savings of Florida.

For further information, please see our website (www.wfsg.com) for our Quarterly report on Form 10-Q and related communications.

Contact Information:

Wilshire Financial Services Group Inc.
Bruce A. Weinstein
Chief Financial Officer
503-525-7213